SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 9, 2005 (August 4, 2005)
PHOENIX FOOTWEAR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010
(Commission File Number)	(IRS Employer Identification No.)

5759 Fleet Street, Suite 220, Carlsbad, California	920088
(Address of Principal Executive Offices)	(Zip Code)
(760) 602-9688
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement.
     On August 4, 2005, a wholly-owned subsidiary of the Registrant, Phoenix Delaware Acquisition, Inc. (“Phoenix Acquisition”), acquired substantially all of the assets of The Paradise Shoe Company, LLC (“Paradise Shoe”) pursuant to an Asset Purchase Agreement dated August 3, 2005. Paradise Shoe is based in Phoenix, Arizona and was the exclusive licensee of the Tommy Bahama® line of men’s and women’s footwear, hosiery and belts. The Asset Purchase Agreement was entered into between Paradise Shoe, Phoenix Acquisition, Paradise Shoe’s two members Sensi USA, Inc. and Tommy Bahama Group, Inc., and Phoenix Footwear. A description of the Asset Purchase Agreement and the terms of the acquisition are described in Item 2.01. As part of the closing of that transaction on August 4, 2005, Phoenix Acquisition and the Registrant entered into the following additional material agreements.
     Phoenix Acquisition entered into a Trademark License Agreement effective as of August 4, 2005 with Tommy Bahama Group, Inc., a wholly owned subsidiary of Oxford Industries, Inc. Under the agreement, Phoenix Acquisition has an exclusive license to manufacture and distribute men’s, women’s, and children’s footwear, hosiery, belts and men’s small leather goods and accessories bearing the “Tommy Bahama®” mark and related marks in the United States, Canada, Mexico and certain Caribbean Islands for an initial term through May 31, 2012. If Phoenix Acquisition is not in default and it meets its minimum net sales requirements under the license agreement, it has the option to extend the license through May 31, 2016. The agreement requires Phoenix Acquisition to pay minimum royalties for each license year, and meet minimum net sales requirements of products under the licensed marks each year. The License Agreement may be terminated by Tommy Bahama before the end of the term for several reasons, including material defaults by Phoenix Acquisition or its failure to sell products for 60 consecutive days. The license is non-exclusive for the last 120 days of the term for which no extension is available.
     On August 4, 2005, the Registrant and Manufacturers and Traders Trust Company (“M&T”) entered into an Amended and Restated Credit Facility Agreement (the “Credit Agreement”). This agreement replaced the Registrant’s existing credit agreement with M&T of $52 million and increased its availability to $63 million. M&T acted as lender and administrative agent for additional lenders under the Credit Agreement. The Credit Agreement increases the existing line of credit from $24 million to $28 million and adds a $7 million bridge loan used for the acquisition of Paradise Shoe. The revolving line has an interest rate of LIBOR plus 3.0%, or the prime rate plus .375%. The bridge loan has an interest rate of LIBOR plus 3.5% or the prime rate plus .75%. The borrowings under the Credit Agreement are secured by a blanket security interest in all the assets of the Registrant and its subsidiaries. The credit facility expires on June 30, 2010 and all borrowings under that facility are due and payable on that date. The Registrant’s availability under the revolving credit facility will be $28 million (subject to a borrowing base formula). The bridge loan is due December 31, 2005, and may be prepaid at any time. The Credit Agreement includes a borrowing base formula with inventory caps, and financial covenants requiring the Registrant not to exceed certain average borrowed funds to EBITDA ratios and cash flow coverage ratios.

Section 2 Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets
     On August 4, 2005, a wholly-owned subsidiary of the Registrant, Phoenix Acquisition acquired substantially all of the assets of The Paradise Shoe Company, LLC, the exclusive licensee of the Tommy Bahama® trademark for men’s, women’s, and children’s footwear, hosiery and belts. The acquisition was made pursuant to an Asset Purchase Agreement dated August 3, 2005, between Paradise Shoe, Phoenix Acquisition, Paradise Shoe’s two members, Sensi USA, Inc. and Tommy Bahama Group, Inc., and Phoenix Footwear.
     The purchase price for the assets and certain assumed liabilities was $6.3 million, plus a hold back of $500,000, to be released after 14 months less any indemnity claims made by Phoenix Acquisition under the Asset Purchase Agreement.
     In connection with the acquisition, Phoenix Acquisition entered into a Trademark License Agreement effective as of August 4, 2005 with Paradise Shoe’s member, Tommy Bahama Group, Inc., a wholly owned subsidiary of Oxford Industries, Inc. Under the license agreement, Phoenix Acquisition obtained an exclusive license to manufacture and distribute men’s, women’s, and children’s footwear, hosiery, belts and men’s small leather goods and accessories bearing the “Tommy Bahama®” mark and related marks in the United States, Canada, Mexico and certain Caribbean Islands.
     As part of the acquisition, Phoenix Acquisition entered into consulting agreements with the former officers of Paradise Shoe, Joseph Reina and Laurie Reina. In addition, the Registrant entered into an employment agreement with Michael Reina, former officer of Paradise Shoe, to act as National Brand Sales Manager for the Tommy Bahama Footwear brand going forward.
     In connection with the transaction, the Registrant amended its credit facility to increase its borrowing capacity to $63 million, and obtained a $7 million bridge loan to fund the Paradise Shoe acquisition. The closing of the amended credit facility also occurred on August 4, 2005. The purchase price was determined through arms-length negotiations between the parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.
     On August 4, 2005, the Registrant and Manufacturers and Traders Trust Company (“M&T”) entered into an Amended and Restated Credit Facility Agreement (the “Credit Agreement”). This agreement replaced the Registrant’s existing credit agreement with M&T of $52 million and increased its availability to $63 million. M&T acted as lender and administrative agent for additional lenders under the Credit Agreement. The Credit Agreement increases the existing line of credit from $24 million to $28 million and adds a $7 million bridge loan used for the acquisition of Paradise Shoe. The revolving line has an interest rate of LIBOR plus 3.0%, or the prime rate plus .375%. The bridge loan has an interest rate of LIBOR plus 3.5% or the prime rate plus .75%. The borrowings under the Credit Agreement are secured by a blanket security interest in all the assets of the Registrant and its subsidiaries. The credit facility expires on June 30, 2010 and all borrowings under that facility are due and payable on that date. The Registrant’s availability under the revolving credit facility will be $28 million (subject to a borrowing base formula). The bridge loan is due December 31, 2005, and may be prepaid at any time. The Credit Agreement includes a borrowing base formula with inventory caps and financial covenants requiring the Registrant not to exceed certain average borrowed funds to EBITDA ratios and cash flow coverage ratios.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits.
     2.1 Asset Purchase Agreement dated August 3, 2005 by and among Phoenix Delaware Acquisition, Inc., The Paradise Shoe Company, LLC, Tommy Bahama Group, Inc., Sensi USA, Inc., and Phoenix Footwear Group, Inc. (Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Date: August 9, 2005	By:	/s/ Kenneth E. Wolf

	Name:	Kenneth E. Wolf
	Title:	Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description
2.1	Asset Purchase Agreement dated August 3, 2005 by and among Phoenix Delaware Acquisition, Inc., The Paradise Shoe Company, LLC, Tommy Bahama Group, Inc., Sensi USA, Inc., and Phoenix Footwear Group, Inc. (Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request)